EXHIBIT 10.3

EMPLOYEE MATTERS AGREEMENT

between

DELPHI AUTOMOTIVE PLC

and

DELPHI TECHNOLOGIES PLC

Dated as of [                        ]

-i-

Schedule 1.1:	Certain Plan Split Dates
Schedule 2.2:	Former Delphi Technologies Business Employee Liabilities Retained by Aptiv

-ii-

Schedule 2.3(a):	Country Exceptions to Aptiv Benefit Plan Allocation
Schedule 2.3(b):	Country Exceptions to Delphi Technologies Benefit Plan Allocation
Schedule 2.5:	Contract Manufacturing Services Agreements
Schedule 3.1:	Aptiv Non-U.S. Benefit Plans That Will Automatically Apply to Delphi Technologies or be Assumed by Delphi Technologies
Schedule 3.1(b):	Split Non-U.S. DC Plans
Schedule 3.2:	Exceptions to Automatic Transfers of Employment
Schedule 3.2(b):	Countries Where CBAs Will Automatically Apply
Schedule 3.2(c):	Countries Where CBAs Will Not Apply to New Hires
Schedule 3.2(c)(i):	People’s Republic of China CBAs and Mexico CBAs
Schedule 3.3:	Split Non-U.S. Welfare Plans
Schedule 5.4:	Employment Agreements
Schedule 6.1(a):	Split Welfare Plans
Schedule 7.1(a):	Split DC Plans
Schedule 8.1(a):	Split Nonqualified Plans
Schedule 8.1(c):	Nonqualified Plans retained by Aptiv

-iii-

EMPLOYEE MATTERS AGREEMENT

EMPLOYEE MATTERS AGREEMENT, dated as of [                                ] (this “Employee Matters Agreement”), between Delphi Automotive PLC, a Jersey public limited company (“Aptiv”), and Delphi Technologies PLC, a public limited company formed under the laws of Jersey and a preexisting, wholly owned subsidiary of Aptiv (“Delphi Technologies”).

RECITALS

A.    The parties to this Employee Matters Agreement have entered into the Separation and Distribution Agreement (the “Separation Agreement”), dated as of the date hereof, pursuant to which Aptiv intends to distribute to its shareholders, on a pro rata basis, all the outstanding ordinary shares, par value $0.01 per share, of Delphi Technologies then owned by Aptiv (the “Distribution”).

B.    The parties wish to set forth their agreements as to certain matters regarding the treatment of, and the compensation and employee benefits provided to, current and former employees of Aptiv and Delphi Technologies and their Subsidiaries.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Certain Defined Terms. For the purposes of this Employee Matters Agreement:

“2017 DLIP Award” has the meaning set forth in Section 5.3(c).

“Adjusted Aptiv Performance-Based RSU” means a performance-based restricted stock unit award with respect to Aptiv Stock resulting from the adjustment of Aptiv Performance-Based RSUs as described in Section 9.1(a)(ii)(A).

“Adjusted Aptiv Time-Based RSU” means a time-based restricted stock unit award with respect to Aptiv Stock resulting from the adjustment of Aptiv Time-Based RSUs as described in Section 9.1(a)(i)(A).

“AIP” has the meaning set forth in Section 5.3(b).

“Applicable Transfer Date” means the date on which a Delayed Transfer Employee actually transfers employment to Delphi Technologies Group or Aptiv Group, as applicable.

“Aptiv” has the meaning set forth in the preamble.

“Aptiv Benefit Plans” means any Benefit Plan that, as of the close of business on the day before the Distribution Date, is sponsored or maintained solely by any member of the Aptiv Group. Aptiv Benefit Plan will also mean any multiemployer plan (as defined in Section 3(37) of ERISA) to which any member of the Aptiv Group contributes for the benefit of its employees. For the avoidance of doubt, no member of the Aptiv Group will be deemed to sponsor or maintain any Benefit Plan if its relationship to such Benefit Plan is solely to administer such Benefit Plan or provide to Delphi Technologies any reimbursement in respect of such Benefit Plan.

“Aptiv Compensation Committee” means the Compensation and Human Resources Committee of the Board of Directors of Aptiv.

“Aptiv Employee” means each individual who, as of the close of business on the Distribution Date, is employed by a member of the Aptiv Group (including, for the avoidance of doubt, any such individual who is on a leave of absence, whether paid or unpaid). Aptiv Employees also include Aptiv Transferees, effective as of the Applicable Transfer Date.

“Aptiv Entity” means a member of the Aptiv Group.

“Aptiv Equity Compensation Award” means each Aptiv Performance-Based RSU and Aptiv Time-Based RSU.

“Aptiv Flexible Account Plan” has the meaning set forth in Section 6.4.

“Aptiv LTIP” means either of the Delphi Automotive PLC Long-Term Incentive Plan (amended and restated as of April 23, 2015) or the Delphi Automotive PLC Long-Term Incentive Plan, as applicable.

“Aptiv Non-U.S. Benefit Plans” means the Non-U.S. Benefit Plans sponsored or maintained by a member of the Aptiv Group. For the avoidance of doubt, such plans do not include any statutory programs, including retirement, severance, termination or insurance benefits required by applicable Law.

“Aptiv Non-U.S. Welfare Plan” means each Aptiv Non-U.S. Benefit Plan that is a Welfare Plan that is not statutorily mandated.

“Aptiv Participants” means any Aptiv Employee, Former Aptiv Business Employee, or Former Delphi Technologies Business Employee who immediately prior to the Distribution Date holds Aptiv Equity Compensation Awards, or a beneficiary, dependent or alternate payee of such person.

“Aptiv Performance-Based RSU” means a performance-based restricted stock unit award with respect to Aptiv Stock granted by Aptiv under an Aptiv LTIP before the Distribution Date.

“Aptiv Time-Based RSU” means a time-based restricted stock unit award with respect to Aptiv Stock granted by Aptiv under an Aptiv LTIP before the Distribution Date.

“Aptiv Transferees” means the Delayed Transfer Employees who transfer from the Delphi Technologies Group to the Aptiv Group.

“Aptiv Welfare Plan” means each Aptiv Benefit Plan that is a Welfare Plan.

“Benefit Plan” means, with respect to an entity, each plan, program, policy, agreement, arrangement or understanding that is maintained primarily for the benefit of employees in the United States and is a deferred compensation, executive compensation, incentive bonus or other bonus, pension, profit sharing, savings, retirement, severance pay, salary continuation, life, death benefit, health, hospitalization, sick leave, vacation pay, disability or accident insurance or other employee benefit plan, program, agreement or arrangement, including any “employee benefit plan” (as defined in Section 3(3) of ERISA) sponsored, maintained or contributed to by such entity or to which such entity is a party or under which such entity has any obligation; provided that no Aptiv Equity Compensation Award, nor any plan under which any such Aptiv Equity Compensation Award is granted, will constitute a “Benefit Plan” under this Employee Matters Agreement. In addition, no Employment Agreement will constitute a Benefit Plan for purposes hereof.

“COBRA” means the continuation coverage requirements under Code Section 4980B and ERISA Sections 601-608.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreement” means (a) any agreement between Aptiv or an Affiliate of Aptiv and a trade union, works council or trade representative that sets forth the terms and conditions of employment relating to Non-U.S. Delphi Technologies Employees and (b) any terms and conditions that apply to Non-U.S. Delphi Technologies Employees by virtue of Aptiv or an Affiliate of Aptiv’s membership in a union or participation in a particular trade, industry or economic sector.

“Damages” means all losses, claims, demands, damages, Liabilities, judgments, dues, penalties, assessments, fines (civil, criminal or administrative), costs, liens, forfeitures, settlements, fees or expenses (including reasonable attorneys’ fees and expenses and any other expenses reasonably incurred in connection with investigating, prosecuting or defending a claim or Action), of any nature or kind, whether or not the same would properly be reflected on any financial statements or the footnotes thereto.

“Delayed Transfer Employee” has the meaning set forth in Section 2.4.

“Delphi Technologies” has the meaning set forth in the preamble.

“Delphi Technologies Benefit Plan” means any Benefit Plan sponsored or maintained by any member of the Delphi Technologies Group. Delphi Technologies Benefit Plan will also mean any multiemployer plan (as defined in Section 3(37) of ERISA) to which any member of the Delphi Technologies Group contributes for the benefit of its employees. For the avoidance of doubt, no member of the Delphi Technologies Group will be deemed to sponsor or maintain any Benefit Plan if its relationship to such Benefit Plan is solely to administer such Benefit Plan or provide to the Aptiv Group any reimbursement in respect of such Benefit Plan.

“Delphi Technologies Employee” means each individual who, as of the close of business on the Distribution Date, is employed by a member of the Delphi Technologies Group (including, for the avoidance of doubt, any such individual who is on a leave of absence, whether paid or unpaid). Delphi Technologies Employees also include Delphi Technologies Transferees, effective as of the Applicable Transfer Date.

“Delphi Technologies Employment Agreement” has the meaning set forth in Section 5.4.

“Delphi Technologies Entity” means a member of the Delphi Technologies Group.

“Delphi Technologies Equity Compensation Award” means each Delphi Technologies Performance-Based RSU or Delphi Technologies Time-Based RSU.

“Delphi Technologies Flexible Account Plan” has the meaning set forth in Section 6.4.

“Delphi Technologies LTIP” means the Delphi Technologies PLC Long Term Incentive Plan and any stock-based or other incentive plan identified by Delphi Technologies before the Distribution Date.

“Delphi Technologies Non-U.S. Benefit Plan” means any Non-U.S. Benefit Plan sponsored or maintained by a member of the Delphi Technologies Group, including the terms of any Aptiv Benefit Plan that will apply to Non-U.S. Delphi Technologies Employees after the Distribution by operation of applicable Law. For the avoidance of doubt, such plans do not include any statutory programs, including retirement, severance, termination or insurance benefits required by applicable Law.

“Delphi Technologies Participants” means any Delphi Technologies Employee who immediately prior to the Distribution Date holds Aptiv Equity Compensation Awards, or a beneficiary, dependent or alternate payee of such person.

“Delphi Technologies Performance-Based RSU” means a performance-based restricted stock unit award with respect to Delphi Technologies Stock subject to the Delphi Technologies LTIP and resulting from the adjustment of Aptiv Performance-Based RSUs as described in Section 9.1(a)(ii)(B).

“Delphi Technologies Price” means the opening sale price of Delphi Technologies Stock solely on the New York Stock Exchange on the Trading Day immediately following the Distribution (as traded on the “regular way” market) as reported by Bloomberg L.P. or any successor thereto.

“Delphi Technologies Spinoff DC Plans” has the meaning set forth in Section 7.1(a).

“Delphi Technologies Spinoff Nonqualified Plans” has the meaning set forth in Section 8.1(a).

“Delphi Technologies Spinoff Non-U.S. DC Plans” has the meaning set forth in Section 3.1(b).

“Delphi Technologies Spinoff Non-U.S. Welfare Plan” has the meaning set forth in Section 3.3.

“Delphi Technologies Spinoff Welfare Plan” has the meaning set forth in Section 6.1(a).

“Delphi Technologies Stock” means the ordinary shares, par value $0.01 per share, of Delphi Technologies.

“Delphi Technologies Time-Based RSU” means a time-based restricted stock unit award with respect to Delphi Technologies Stock subject to the Delphi Technologies LTIP and resulting from the adjustment of Aptiv Time-Based RSUs as described in Section 9.1(a)(i)(B).

“Delphi Technologies Transferees” means the Delayed Transfer Employees who transfer from the Aptiv Group to the Delphi Technologies Group.

“Delphi Technologies Welfare Claims” has the meaning set forth in Section 6.1(a).

“Delphi Technologies Workers’ Compensation Claim” has the meaning set forth in Section 6.5.

“Distribution” has the meaning set forth in the Recitals.

“DLIP” has the meaning set forth in Section 5.3(c).

“DPSS” means the Delphi Product & Services Solutions business.

“Employee Matters Agreement” has the meaning set forth in the preamble.

“Employment Agreement” means any individual employment, offer, retention, consulting, change in control, sale bonus, incentive bonus, severance or other individual compensatory agreement between any current or former employee and Aptiv or any of its Affiliates.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Former Aptiv Business Employee” means any individual who (i) on or before the close of business on the Distribution Date retired or otherwise separated from service from Aptiv and its Affiliates, and (ii) is not a Former Delphi Technologies Business Employee.

“Former Delphi Technologies Business Employee” means any individual (i) who on or before the close of business on the Distribution Date retired or otherwise separated from service from Aptiv and its Affiliates, and (ii) whose last day worked with Aptiv and its Affiliates prior to the close of business on the Distribution Date was with (A) the Delphi Technologies Business, (B) DPSS, or (C) any Person that will be a direct or indirect Subsidiary of Delphi Technologies immediately after the Distribution.

“France Spinoff Pension Plan” has the meaning set forth in Section 3.1(a)(iii).

“France Split Pension Plan” has the meaning set forth in Section 3.1(a)(iii).

“German Spinoff Pension Plan” has the meaning set forth in Section 3.1(a)(iv).

“German Split Pension Plan” has the meaning set forth in Section 3.1(a)(iv).

“Group” means the Aptiv Group or the Delphi Technologies Group, as the context requires.

“Japan Spinoff Pension Plan” has the meaning set forth in Section 3.1(a)(ii).

“Japan Split Pension Plan” has the meaning set forth in Section 3.1(a)(ii).

“Mexico CBAs” has the meaning set forth in Section 3.2(c)(ii).

“Mexico Spinoff Pension Plan” has the meaning set forth in Section 3.1(a)(i)(A).

“Mexico Split Pension Plans” has the meaning set forth in Section 3.1(a)(i)(A).

“Non-U.S. Benefit Plan” means, with respect to an entity, each plan, program, policy, agreement, arrangement or understanding that is maintained primarily for the benefit of employees outside of the United States and is a deferred compensation, executive compensation, incentive bonus or other bonus, pension, profit sharing, savings, retirement, severance pay, salary continuation, life, death benefit, health, hospitalization, sick leave, vacation pay, disability or accident insurance or other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to by such entity or to which such entity is a party or under which such entity has any obligation; provided that no Aptiv Equity Compensation Award, nor any plan under which any such Aptiv Equity Compensation Award is granted, will constitute a “Non-U.S. Benefit Plan” under this Employee Matters Agreement. In addition, no Employment Agreement will constitute a Non-U.S. Benefit Plan for purposes hereof.

“Non-U.S. Delphi Technologies Employee” means each Delphi Technologies Employee whose employment is based outside of the United States. Non-U.S. Delphi Technologies Employees also include Delayed Transfer Employees whose employment is based outside of the United States and who are Delphi Technologies Transferees, effective as of the Applicable Transfer Date.

“Plan Payee” means, as to an individual who participates in a Benefit Plan, such individual’s dependents, beneficiaries, alternate payees and alternate recipients, as applicable under such Benefit Plan.

“Plan Split Date” means December 1, 2017 for the Split DC Plans and the Split Nonqualified Plans and the date set forth on Schedule 1.1 for each of the countries listed thereon.

“Post-Distribution Aptiv Price” means the opening sale price of Aptiv Stock solely on the New York Stock Exchange on the Trading Day immediately following the Distribution (as traded on the “regular way” market) as reported by Bloomberg L.P. or any successor thereto.

“PRC CBAs” has the meaning set forth in Section 3.2(c)(i).

“Pre-Distribution Action” means an Action by any Third Party with respect to a Split Plan, Aptiv Employee, Former Aptiv Business Employee, Delphi Technologies Employee, or Former Delphi Technologies Business Employee that arises from an act, omission, or event that occurred prior to the Distribution.

“Pre-Distribution Aptiv Price” means the closing sale price of Aptiv Stock solely on the New York Stock Exchange on the Distribution Date (as traded on the “regular way” market) as reported by Bloomberg L.P. or any successor thereto.

“Production Employee” has the meaning set forth in Section 2.5(a).

“Retained Severance Benefits” has the meaning set forth in Section 6.1(a).

“Separation Agreement” has the meaning set forth in the Recitals.

“Split DC Plans” has the meaning set forth in Section 7.1(a).

“Split Nonqualified Plans” has the meaning set forth in Section 8.1(a).

“Split Non-U.S. Plan” means a Non-U.S. Benefit Plan sponsored, maintained or contributed to by the Aptiv Group that transferred liabilities to a Non-U.S. Benefit Plan sponsored, maintained or contributed to by the Delphi Technologies Group in connection with the Distribution.

“Split Plans” means the Split Welfare Plans, Split DC Plans, Split Nonqualified Plans, and Split Non-U.S. Plans.

“Split Welfare Plans” has the meaning set forth in Section 6.1(a).

“Trading Day” means the period of time during any given calendar day, beginning at 9:30 a.m. (New York time) (or such other time as the New York Stock Exchange publicly announces is the official open of trading), and ending at 4:01 p.m. (New York time) (or one minute after such other time as the New York Stock Exchange publicly announces is the official close of trading), in which trading and settlement in Aptiv Stock or Delphi Technologies Stock is permitted on the New York Stock Exchange.

“Vendor Contract” has the meaning set forth in Section 13.1.

“Welfare Plan” means each Benefit Plan that provides life insurance, health care, dental care, vision care, employee assistance programs (EAP), accidental death and dismemberment insurance, disability, severance, vacation or other group welfare or fringe benefits or is otherwise an “employee welfare benefit plan” as described in Section 3(1) of ERISA.

“Workers’ Compensation Event” means the event, injury, illness or condition giving rise to a workers’ compensation claim.

Section 1.2    Other Capitalized Terms. Capitalized terms not defined in this Employee Matters Agreement, including the following, will have the meanings ascribed to them in the Separation Agreement:

•	Action

•	Affiliate

•	Ancillary Agreements

•	Aptiv Group

•	Aptiv Stock

•	Contract Manufacturing Services Agreements

•	Delphi Technologies Business

•	Delphi Technologies Group

•	Distribution Date

•	Governmental Authority

•	Law

•	Liability

•	Person

•	Subsidiary

•	Tax

•	Tax Matters Agreement

•	Third Party

•	Third-Party Claim

•	Transition Services Agreement

ARTICLE II

GENERAL PRINCIPLES; EMPLOYEE TRANSFERS

Section 2.1    Aptiv Group Employee Liabilities. Except as specifically provided in this Employee Matters Agreement, the Aptiv Group will be solely responsible for (i) all employment, compensation and employee benefits Liabilities relating to Aptiv Employees and Former Aptiv Business Employees, (ii) all Liabilities arising under each Aptiv Benefit Plan, and (iii) any other Liabilities expressly assigned or allocated to an Aptiv Group member under this Employee Matters Agreement, whether arising before, on or after the Distribution Date.

Section 2.2    Delphi Technologies Group Employee Liabilities. Except as specifically provided in this Employee Matters Agreement, the Delphi Technologies Group will be solely responsible for (i) all employment, compensation and employee benefits Liabilities relating to Delphi Technologies Employees, (ii) all employment, compensation and employee benefits Liabilities relating to Former Delphi Technologies Business Employees, except as otherwise required by Law or provided in Schedule 2.2, (iii) all Liabilities arising under each Delphi Technologies Benefit Plan, and (iv) any other Liabilities expressly assigned or allocated to a Delphi Technologies Group member under this Employee Matters Agreement, whether arising before, on or after the Distribution Date.

Section 2.3    Aptiv Benefit Plans/Delphi Technologies Benefit Plans.

(a)    Except as otherwise provided herein or as set forth on Schedule 2.3(a), effective as of the Plan Split Date, in the case of the Split DC Plans and the Split Nonqualified Plans, and the Distribution Date, in the case of all other Aptiv Benefit Plans and Aptiv Non-U.S. Benefit Plans, the Aptiv Group will be exclusively responsible for administering each Aptiv Benefit Plan and Aptiv Non-U.S. Benefit Plan in accordance with its terms and for all obligations and liabilities with respect to the Aptiv Benefit Plans and Aptiv Non-U.S. Benefit Plans and all benefits owed to participants in the Aptiv Benefit Plans and Aptiv Non-U.S. Benefit Plans, whether arising before, on or after the Distribution Date.

(b)    Except as otherwise provided herein or as set forth on Schedule 2.3(b), effective as of the Plan Split Date in the case of the Delphi Technologies Spinoff DC Plans and the Delphi Technologies Spinoff Nonqualified Plans, and the Distribution Date, in the case of all other Delphi Technologies Benefit Plans and Delphi Technologies Non-U.S. Benefit Plans, the Delphi Technologies Group will be exclusively responsible for administering each Delphi Technologies Benefit Plan and Delphi Technologies Non-U.S. Benefit Plan in accordance with its terms and for all obligations and liabilities with respect to the Delphi Technologies Benefit Plans and Delphi Technologies Non-U.S. Benefit Plans and all benefits owed to participants in the Delphi Technologies Benefit Plans and Delphi Technologies Non-U.S. Benefit Plans, whether arising before, on or after the Distribution Date or Plan Split Date, as applicable.

Section 2.4    Employee Transfers. Any employee whose employment transfers pursuant to one of the following categories will be a “Delayed Transfer Employee” provided such employee was continuously employed by a member of the Delphi Technologies Group or the Aptiv Group (as applicable) from the Distribution Date through the date of the employment transfer: (a) within 6 months after the Distribution Date from the Aptiv Group to the Delphi Technologies Group or from the Delphi Technologies Group to the Aptiv Group because such employee was inadvertently and erroneously treated as employed by the wrong employer on the Distribution Date; (b) within 30 months after the Distribution Date from the Aptiv Group to the Delphi Technologies Group if such employee was on disability leave on the Distribution Date and such transfer occurs immediately upon the employee returning to work; or (c) before or, at the expiration of, as determined by Aptiv, the applicable period of the Transition Services Agreement or Contract Manufacturing Services Agreements under which such employee provides services. Notwithstanding anything herein to the contrary, no employee will be considered a Delayed Transfer Employee unless the mutual agreement with respect to, and the Applicable Transfer Date of, the Delayed Transfer Employee occurs on or before the end of the maximum period during which the transfer is permitted to occur, as detailed above. With respect to any employees whose employment transfers prior to the Distribution Date in accordance with a local asset or stock transfer agreement (“Early Transfer Employees”), the treatment of Liabilities set forth in this Employee Matters Agreement that applies to employees who transfer employment on the Distribution Date shall also apply to such Early Transfer Employees.

Section 2.5    Delayed Transfer Employees under Contract Manufacturing Services Agreements.

(a)    Delphi Technologies or another member of the Delphi Technologies Group that is party to a Contract Manufacturing Services Agreement listed on Schedule 2.5 shall make an offer of employment to each salaried and hourly Aptiv Group employee allocable to the provision of manufacturing services for the Delphi Technologies Group under the Contract Manufacturing Services Agreement as determined by Aptiv (“Production Employee”). The employment of each Production Employee shall be transferred to Delphi Technologies or another member of the Delphi Technologies Group at such time as determined by Aptiv during the transition of production to Delphi Technologies following the Distribution Date. The Production Employee’s employment shall be considered continuous and uninterrupted under applicable Law and the terms and conditions applicable to the Production Employee’s employment after such transfer shall be, in the aggregate, substantially comparable to those terms and conditions of service applicable immediately before such transfer.

(b)    Delphi Technologies or another member of the Delphi Technologies Group shall assume all Liabilities with respect to Production Employees who accept an offer of employment by, or who are transferred to, Delphi Technologies or another member of the Delphi Technologies Group. Delphi Technologies or a member of the Delphi Technologies Group shall reimburse the Aptiv Group for any severance payable by Aptiv or a member of the Aptiv Group under any severance arrangements with respect to each Production Employee who is not offered employment by Delphi Technologies or a member of the Delphi Technologies Group or who refuses to enter into a new employment agreement or accept employment with Delphi Technologies or any member of the Delphi Technologies Group upon presentation of an offer of employment by Delphi Technologies or a member of the Delphi Technologies Group. Notwithstanding the foregoing, if Aptiv or a member of the Aptiv Group, rather than taking any action to sever the employment relationship continues to continuously employ the Production Employee who is either not offered employment by Delphi

Technologies or a member of the Delphi Technologies Group or who refuses to enter into a new employment agreement with Delphi Technologies or a member of the Delphi Technologies Group, Delphi Technologies shall no longer be liable for any costs associated with the continuous employment of such Production Employee including, but not limited to, the salary, benefits or any applicable severance payments.

ARTICLE III

NON-U.S. RETIREMENT AND BENEFIT PLANS AND NON-U.S. EMPLOYEE TRANSFERS

Section 3.1    Non-U.S. Plans Generally. Except as otherwise provided below, effective as of the Distribution Date, (i) Aptiv or a member of the Aptiv Group will retain each Aptiv Non-U.S. Benefit Plan and (ii) Delphi Technologies or a member of the Delphi Technologies Group will retain or assume each Delphi Technologies Non-U.S. Benefit Plan. To the extent that the applicable Law of any jurisdiction requires that, in connection with the transactions contemplated by this Employee Matters Agreement, the Separation Agreement or the other Ancillary Agreements, all or a portion of the Aptiv Non-U.S. Benefit Plans listed on Schedule 3.1 will be assumed by a member of the Delphi Technologies Group or be applicable to the Non-U.S. Delphi Technologies Employees on and after the Distribution Date for such period of time permitted or required under applicable Law, Delphi Technologies will cause the Delphi Technologies Group to assume such Aptiv Non-U.S. Plans or apply the terms of such Aptiv Non-U.S. Benefit Plan to Non-U.S. Delphi Technologies Employees.

(a)    Non-U.S. Pension Plans.

(i)    Mexico Pension Plan.

(A)    Effective as of the Plan Split Date, Delphi Diesel Systems S. de R.L. de C.V. has established and adopted a defined benefit pension plan (the “Mexico Spinoff Pension Plan”) to provide retirement benefits to certain Non-U.S. Delphi Technologies Employees in Mexico who participated in the Delphi Diesel Systems S. de R.L. de C.V. Pension Plan, Delphi Sistemas de Energia S. de R.L. de C.V. Pension Plan, Sistemas Electricos y Conmutadores S. de R.L. de C.V. Pension Plan, Delphi Automotive Systems S. de R.L. de C.V. or Delphi Delco Electronics de Mexico S. de R.L. de C.V. Pension Plan (the “Mexico Split Pension Plans”) prior to the Plan Split Date. The Mexico Spinoff Pension Plan assumed liability for all benefits accrued or earned by Non-U.S. Delphi Technologies Employees and their Plan Payees under the Mexico Split Pension Plans as of the Plan Split Date. As of the Plan Split Date, Delphi Technologies or a member of the Delphi Technologies Group is solely responsible for taking all necessary, reasonable, and appropriate actions to maintain and administer the Mexico Spinoff Pension Plan so that it complies with applicable local law. As of the Plan Split Date, the liabilities under the Mexico

Split Pension Plans relating to Delphi Technologies Employees, Former Delphi Technologies Business Employees, and their Plan Payees have ceased to be liabilities of the Mexico Split Pension Plans, and have been assumed by the Mexico Spinoff Pension Plan, and the Aptiv Group and the Mexico Split Pension Plans will retain all liabilities with respect to Aptiv Employees and Former Aptiv Business Employees.

(B)    On the Plan Split Date, Aptiv or a member of the Aptiv Group caused the Mexico Split Pension Plans (or any applicable trust related thereto) to transfer to the Mexico Spinoff Pension Plan (or any applicable trust related thereto) a portion of the assets of the Mexico Split Pension Plans, in cash or in kind, equal to the assets associated with the Sistemas Electricos y Conmutadores S. de R.L. de C.V. Pension Plan, the Delphi Sistemas de Energia S. de R.L. de C.V. Pension Plan and the Delphi Diesel Systems S. de R.L. de C.V. Pension Plan that are fully being assumed by the Mexico Spinoff Pension Plan and for the Delphi Automotive Systems S. de R.L. de C.V. and the Delphi Delco Electronics de Mexico S. de R.L. de C.V. Pension Plan where only a portion of the liabilities are assumed, assets will transfer with the projected benefit obligation as of the Distribution Date on a pro-rata basis pursuant to Section 3.1(a)(i)(A).

(ii)    Japan Pension Plan.

(A)    Effective as of the Plan Split Date, Delphi Powertrain Systems Japan, Ltd. has established and adopted a defined benefit pension plan (the “Japan Spinoff Pension Plan”) to provide retirement benefits to certain Non-U.S. Delphi Technologies Employees in Japan who participated in the Delphi Automotive Systems Japan, Ltd. Pension Plan (the “Japan Split Pension Plan”) prior to the Plan Split Date. The Japan Spinoff Pension Plan assumed liability for all benefits accrued or earned by Delphi Technologies Employees and their Plan Payees under the Japan Split Pension Plan as of the Plan Split Date. As of the Plan Split Date, Delphi Technologies or a member of the Delphi Technologies Group is solely responsible for taking all necessary, reasonable, and appropriate actions to maintain and administer the Japan Spinoff Pension Plan so that it complies with applicable local law. As of the Plan Split Date, the liabilities under the Japan Split Pension Plan relating to Delphi Technologies Employees, Former Delphi Technologies Business Employees, and their Plan Payees have ceased to be liabilities of the Japan Split Pension Plan, and have been assumed by the Japan Spinoff Pension Plan, and the Aptiv Group and the Japan Split Pension Plan will retain all liabilities with respect to Aptiv Employees and Former Aptiv Business Employees.

(B)    On the Plan Split Date, because the Japan Split Pension Plan is unfunded, no assets have been transferred to the Japan Spinoff Pension Plan.

(iii)    France Pension Plan.

(A)    Effective as of the Plan Split Date, Delphi Automotive France SAS has established and adopted a defined benefit pension plan (the “France Spinoff Pension Plan”) to provide retirement benefits to certain Non-U.S. Delphi Technologies Employees in France who participated in the France Executive Plan (the “France Split Pension Plan”) prior to the Plan Split Date. The France Spinoff Pension Plan assumed liability for all benefits accrued or earned by Delphi Technologies Employees and their Plan Payees under the France Split Pension Plan as of the Plan Split Date. As of the Plan Split Date, Delphi Technologies or a member of the Delphi Technologies Group is solely responsible for taking all necessary, reasonable, and appropriate actions to maintain and administer the France Spinoff Pension Plan so that it complies with applicable local law. As of the Plan Split Date, the liabilities under the France Split Pension Plan relating to Delphi Technologies Employees, Former Delphi Technologies Business Employees, and their Plan Payees have ceased to be liabilities of the France Split Pension Plan, and have been assumed by the France Spinoff Pension Plan, and the Aptiv Group and the France Split Pension Plan will retain all liabilities with respect to Aptiv Employees and Former Aptiv Business Employees.

(B)    On the Plan Split Date, because the France Split Pension Plan is unfunded, no assets have been transferred to the France Spinoff Pension Plan.

(iv)    Germany Pension Plan.

(A)    Effective as of the Plan Split Date, Delphi Powertrain Systems Deutschland GmbH has established and adopted a defined benefit pension plan (the “German Spinoff Pension Plan”) to provide retirement benefits to certain Non-U.S. Delphi Technologies Employees in Germany who participated in the Germany Delphi Deutschland GmbH Pension Plan (the “German Split Pension Plan”) prior to the Plan Split Date. The German Spinoff Pension Plan assumed liability for all benefits accrued or earned by Delphi Technologies Employees and their Plan Payees under the German Split Pension Plan as of the Plan Split Date. As

of the Plan Split Date, Delphi Technologies or a member of the Delphi Technologies Group is solely responsible for taking all necessary, reasonable, and appropriate actions to maintain and administer the German Spinoff Pension Plan so that it complies with applicable local law. As of the Plan Split Date, the liabilities under the German Split Pension Plan relating to Delphi Technologies Employees have ceased to be liabilities of the German Split Pension Plan, and have been assumed by the German Spinoff Pension Plan, and the Aptiv Group and the German Split Pension Plan will retain all liabilities with respect to Aptiv Employees and Former Aptiv Business Employees.

(B)    On the Plan Split Date, because the German Split Pension Plan is unfunded, no assets have been transferred to the German Spinoff Pension Plan.

          (v)     Top-Hat Pan European Plan. No later than the Distribution Date, Delphi Technologies or another member of the Delphi Technologies Group shall assume all Liabilities with respect to the Delphi Pan-European Executive Retirement Plan (the “Top-Hat Pan European Plan”) for an employee who transfers employment to Delphi Technologies or another member of the Delphi Technologies Group.

(b)    Non-U.S. Defined Contribution Plans.

          (i)    Effective as of the Distribution Date, Delphi Technologies or another member of the Delphi Technologies Group will adopt and establish certain defined contribution plans , and, if applicable, a related master trust or trust (such plans and trusts, the “Delphi Technologies Spinoff Non-U.S. DC Plans”). Each Delphi Technologies Spinoff Non-U.S. DC Plan will have terms and features (including employer contribution provisions) that are substantially similar to one of the Non-U.S. Benefit Plans listed on Schedule 3.1(b) (such Benefit Plans, the “Split Non-U.S. DC Plans”) such that (for the avoidance of doubt) each Split Non-U.S. DC Plan is substantially replicated by a corresponding Delphi Technologies Spinoff Non-U.S. DC Plan. Delphi Technologies or a member of the Delphi Technologies Group will be solely responsible for taking all necessary, reasonable, and appropriate actions to establish, maintain and administer the Delphi Technologies Spinoff Non-U.S. DC Plans so that they comply with applicable Laws. Each Delphi Technologies Spinoff Non-U.S. DC Plan will assume liability for all benefits accrued or earned (whether or not vested) by Delphi Technologies Employees and Former Delphi Technologies Business Employees under the corresponding Split Non-U.S. DC Plan as of the Distribution Date or Applicable Transfer Date, except for Brazil, in which case the liabilities will transfer the day after the receipt of the applicable regulatory approvals.

          (ii)    On or as soon as reasonably practicable following the Distribution Date or Applicable Transfer Date (but not later than 30 days thereafter, except for Brazil which will occur within 30 days after receipt of the applicable regulatory approvals), Aptiv or another member of the Aptiv Group will cause each Split Non-U.S. DC Plan to transfer to the applicable Delphi Technologies Spinoff Non-U.S. DC Plan, and Delphi Technologies or another member of the Delphi Technologies Group will cause such Delphi Technologies Spinoff Non-U.S. DC Plan to accept the transfer of, the accounts, liabilities and related assets in such Split Non-U.S. DC Plan attributable to Delphi Technologies Employees. The transfer of assets will be in cash or in-kind (as determined by the transferor) and include outstanding loan balances.

          (iii)    On or as soon as reasonably practicable following the Applicable Transfer Date (but not later than 30 days thereafter), Delphi Technologies or a member of the Delphi Technologies Group will cause the accounts, related liabilities, and related assets in the corresponding Delphi Technologies Spinoff Non-U.S. DC Plan(s) attributable to any Aptiv Transferees and their respective Plan Payees (including any outstanding loan balances) to be transferred in cash or in-kind to the applicable Split Non-U.S. DC Plan(s). Aptiv or another member of the Aptiv Group will cause the applicable Split Non-U.S. DC Plan(s) to accept such transfer of accounts, liabilities and assets.

          (iv)    From and after the Distribution Date, except as specifically provided in paragraph (iii) above, Delphi Technologies and the Delphi Technologies Group will be solely and exclusively responsible for all obligations and liabilities with respect to, or in any way related to, the Delphi Technologies Spinoff Non-U.S. DC Plans, whether accrued before, on or after the Distribution Date. For the avoidance of doubt, the Delphi Technologies Spinoff Non-U.S. DC Plans will, to the extent required by Law and the terms of the applicable Delphi Technologies Spinoff Non-U.S. DC Plans, have the sole and exclusive obligation to restore the unvested portion of any account attributable to any individual who becomes employed by a member of the Delphi Technologies Group and whose employment with Aptiv or any of its Affiliates, or a member of the Aptiv Group, terminated on or before the Distribution at a time when such individual’s benefits under the Split Non-U.S. DC Plans were not fully vested.

          (v)    Continuation of Elections. As of the Distribution Date, or Applicable Transfer Date, Delphi Technologies (acting directly or through a member of the Delphi Technologies Group) will cause the Delphi Technologies Spinoff Non-U.S. DC Plans to recognize and maintain all elections (to the extent still applicable and reasonable), including investment and payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders with respect to Delphi Technologies Employees and their respective Plan Payees under the corresponding Split Non-U.S. DC Plan.

          (vi)    Contributions Due. All amounts payable to the Split Non-U.S. DC Plans with respect to employee deferrals, matching contributions and employer contributions for Delphi Technologies Employees and Former Delphi Technologies Business Employees relating to a time period ending on or prior to the Distribution Date, determined in accordance with the terms and provisions of the Split Non-U.S. DC Plans and applicable Law will be paid by Aptiv or another member of the Aptiv Group to the appropriate Split Non-U.S. DC Plan prior to the date of any asset transfer described in Section 3.1(b).

Section 3.2    Non-U.S. Employees. Notwithstanding anything to the contrary contained in this Employee Matters Agreement, except as otherwise provided on Schedule 3.2, any employee who is employed by a member of the Aptiv Group in a non-U.S. jurisdiction immediately prior to the Distribution Date, and who is required by applicable Law to transfer, or who has accepted a transfer of employment (on the same or different terms that applied prior to the Distribution), to a member of the Delphi Technologies Group in connection with the transactions contemplated by this Employee Matters Agreement, the Separation Agreement or the other Ancillary Agreements, will transfer automatically on the Distribution Date to Delphi Technologies or a member of the Delphi Technologies Group in accordance with such applicable Law and will be deemed to be a Delphi Technologies Employee and a Non-U.S. Delphi Technologies Employee for purposes of this Employee Matters Agreement. Notwithstanding anything to the contrary herein, the following terms will apply to all Non-U.S. Delphi Technologies Employees:

(a)    To the extent that (i) the applicable Law of any jurisdiction, (ii) any applicable Collective Bargaining Agreement or other applicable agreement with a works council or economic committee, or (iii) any applicable employment agreement would require Delphi Technologies or its Affiliates (including a member of the Delphi Technologies Group) to provide any terms of employment to any Non-U.S. Delphi Technologies Employee that are more favorable than those otherwise provided for in this Employee Matters Agreement in connection with the Distribution, then Delphi Technologies will cause a member of the Delphi Technologies Group to provide such Non-U.S. Delphi Technologies Employee with such more favorable terms. Delphi Technologies will be responsible for liabilities for, and will cause the Delphi Technologies Group to provide all compensation or benefits (whether statutory, contractual or otherwise) to, each Non-U.S. Delphi Technologies Employee arising from or related to the transactions contemplated by this Employee Matters Agreement, the Separation Agreement, or the other Ancillary Agreements, or the related transfer of the employee to Delphi Technologies or a member of the Delphi Technologies Group.

(b)    Aptiv and Delphi Technologies agree that, to the extent provided or required under the applicable Laws of certain foreign jurisdictions and except as provided below, the Collective Bargaining Agreements as set forth on Schedule 3.2(b) that are applicable to the Non-U.S. Delphi Technologies Employees in such jurisdictions, will have effect after the Distribution as if originally made between a member of the Delphi Technologies Group (or a union, works council, or trade organization of which a Delphi Technologies Group entity is a member) and the other parties to the Collective Bargaining Agreement until the earlier of the expiration of the original term of such agreement or the date on which a new, negotiated agreement becomes effective.

(c)    Notwithstanding the foregoing, the terms of the Collective Bargaining Agreements in the countries listed on Schedule 3.2(c) shall not apply to any employee hired by Delphi Technologies or a member of the Delphi Technologies Group following the Distribution whose employment is based outside of the United States. Furthermore, the following Collective Bargaining Agreements will be treated as follows on and after the Distribution Date:

(i)    The Collective Bargaining Agreements designated as People’s Republic of China CBAs on Schedule 3.2(c)(i) (the “PRC CBAs”) will not automatically apply to Non-U.S. Delphi Technologies Employees in China after the Distribution. Delphi Technologies or a member of the Delphi Technologies Group in China shall either negotiate and adopt new collective bargaining agreements that will apply to the Non-U.S. Delphi Technologies Employees in China or obtain approval from the other parties to the PRC CBAs for the terms of the PRC CBAs to apply to the Non-U.S. Delphi Technologies Employees in China after the Distribution until the expiration of the original terms of the PRC CBAs or such earlier time as agreed upon by the parties.

(ii)    The Collective Bargaining Agreements designated as Mexico CBAs on Schedule 3.2(c)(i) (the “Mexico CBAs”) will not automatically apply to Non-U.S. Delphi Technologies Employees in Mexico after the Distribution. Aptiv shall cause Delphi Technologies or a member of the Delphi Technologies Group in Mexico to negotiate and adopt a new collective bargaining agreement with the trade union/employee representative that will apply to the Non-U.S. Delphi Technologies Employees in Mexico after the Distribution.

(d)    Aptiv and Delphi Technologies agree that, to the extent provided or required under the applicable Laws of certain foreign jurisdictions, any employment agreements between Aptiv or one of its Affiliates and any Non-U.S. Delphi Technologies Employee will have effect after the Distribution (or transfer date, as applicable) as if originally made between the Delphi Technologies Group and the other parties to such employment agreement until the earlier of the expiration of the original term of such agreement or the date on which a new, negotiated agreement becomes effective.

Section 3.3    Delphi Technologies Spinoff Non-U.S. Welfare Plans. Effective as of the Distribution Date or Applicable Transfer Date, as applicable, Delphi Technologies or a member of the Delphi Technologies Group will provide all welfare benefits required under the applicable Laws of certain foreign jurisdictions to Non-U.S. Delphi

Technologies Employees and, if necessary, establish certain welfare benefit plans (such plans, the “Delphi Technologies Spinoff Non-U.S. Welfare Plans”). Delphi Technologies will cause each Delphi Technologies Spinoff Non-U.S. Welfare Plan to have terms and features (including benefit coverage options and employer contribution provisions) that are substantially similar to one of the Aptiv Benefit Plans listed on Schedule 3.3 (such Aptiv Benefit Plans, the “Split Non-U.S. Welfare Plans”) such that (for the avoidance of doubt) each Split Non-U.S. Welfare Plan is substantially replicated by a Delphi Technologies Spinoff Non-U.S. Welfare Plan, except as otherwise provided on Schedule 3.3. From and after the Distribution Date or Applicable Transfer Date, as applicable, Delphi Technologies will cause each Delphi Technologies Spinoff Non-U.S. Welfare Plan to cover those Non-U.S. Delphi Technologies Employees and their Plan Payees who immediately prior to the Distribution or Applicable Transfer Date were participating in, or entitled to present or future benefits under, the corresponding Split Non-U.S. Welfare Plan, except as otherwise provided in the Transition Services Agreement.

ARTICLE IV

SERVICE CREDIT

Section 4.1    Service Credit for Employee Transfers. The Benefit Plans will provide the following service crediting rules effective as of the Distribution Date:

(a)    From and after the Distribution Date, in the case of all Delphi Technologies Benefit Plans, Delphi Technologies will, and will cause its Affiliates and successors to, provide credit under the Delphi Technologies Benefit Plans to each Delphi Technologies Employee (and Former Delphi Technologies Business Employee, if applicable) for all service with the Aptiv Group prior to the Distribution Date or Plan Split Date, as applicable, for purposes of eligibility, vesting, and benefit service under the appropriate Delphi Technologies Benefit Plans in which the Delphi Technologies Employee (and Former Delphi Technologies Business Employee, if applicable) is otherwise eligible, subject to the terms of those plans; provided, however, that service will not be recognized to the extent that such recognition would result in the duplication of benefits taking into account both Aptiv Benefit Plans and Delphi Technologies Benefit Plans.

(b)    A Delayed Transfer Employee’s service with the Delphi Technologies Group or the Aptiv Group (as applicable) following the Distribution will be recognized for purposes of eligibility, vesting and benefit service under the appropriate Aptiv Benefit Plans or Delphi Technologies Benefit Plans in which they are otherwise eligible, subject to the terms of those plans; provided, however, that service will not be recognized to the extent that such recognition would result in the duplication of benefits taking into account both Aptiv Benefit Plans and Delphi Technologies Benefit Plans.

(c)    Except as provided in Section 4.1(b), with respect to an employee hired by the Delphi Technologies Group or the Aptiv Group after the Distribution Date, the Benefit Plans of the Delphi Technologies Group for employees hired by the Delphi Technologies Group or Aptiv Group for employees hired by the Aptiv Group will not recognize such employee’s service with the Aptiv Group for employees hired by the Delphi Technologies Group or the Delphi Technologies Group for employees hired by the Aptiv Group unless required by Law.

ARTICLE V

LITIGATION AND COMPENSATION

Section 5.1    Employee-Related Litigation.

(a)    Notwithstanding any provision of this Employee Matters Agreement to the contrary, Liability with respect to any Pre-Distribution Action: (i) will be a Delphi Technologies Liability if it relates to Delphi Technologies Employees and/or Former Delphi Technologies Business Employees; (ii) will be an Aptiv Liability if it relates to Aptiv Employees and/or Former Aptiv Business Employees; and (iii) will be a shared Liability between Aptiv and Delphi Technologies to the extent it cannot be readily attributed to Aptiv Employees and Former Aptiv Business Employees, on the one hand, or Delphi Technologies Employees and Former Delphi Technologies Business Employees, on the other hand, as described in clauses (i) and (ii).

Section 5.2    Vacation. Except to the extent not permitted by applicable law, the Aptiv Group will assume or retain, as applicable, responsibility for accrued vacation attributable to Aptiv Employees as of the Distribution Date, or Applicable Transfer Date. Except to the extent not permitted by applicable law, the Delphi Technologies Group will assume or retain, as applicable, responsibility for accrued vacation attributable to Delphi Technologies Employees as of the Distribution Date, or Applicable Transfer Date.

Section 5.3    Annual Bonuses.

(a)    As of the Distribution Date, Aptiv will determine the projected level of achievement for the applicable performance objectives under the AIP and the DLIP for 2017 based on (i) actual performance measured as of the most recent practicable date preceding the Distribution Date and (ii) projected performance for the remainder of the applicable performance period.

(b)    Eligible employees of the Aptiv Group and Delphi Technologies Group will continue to participate in the Aptiv Annual Incentive Plan (“AIP”) through December 31, 2017. The Aptiv Group will determine the awards earned under the AIP for 2017 for all Aptiv Employees and Former Aptiv Business Employees (including with reference to the level of achievement described in Section 5.3(a) and taking into account actual performance during the period from the Distribution Date through the end of the applicable performance period), and be responsible for and pay any such awards. Delphi Technologies will determine the awards earned under the AIP for 2017 for all Delphi Technologies Employees and Former Delphi Technologies Business Employees (including with reference to the level of achievement described in Section 5.3(a) and taking into account actual performance during the period from the Distribution Date through the end of the applicable performance period), and be responsible for and pay any such awards.

(c)    Eligible employees of the Aptiv Group and the Delphi Technologies Group will continue to participate in the Delphi Automotive PLC Leadership Incentive Plan (the “DLIP”) through December 31, 2017. The determination of whether any portion of an award under the DLIP with respect to the 2017 fiscal year (a “2017 DLIP Award”) has been earned will be made based upon the achievement of the applicable management objectives measured as of December 31, 2017. Such determination will be made by the Aptiv Compensation Committee in accordance with the DLIP; provided, however, that, except as otherwise determined by the Aptiv Compensation Committee in compliance with applicable Law or the DLIP, the portion of each 2017 DLIP Award deemed earned will be determined taking into account actual performance during the period from the Distribution Date through the end of the applicable performance period. With respect to Delphi Technologies Employees, the amount of any 2017 DLIP Award will be based on the full 2017 fiscal year. Notwithstanding any provision of the DLIP, the Aptiv Group will pay each 2017 DLIP Award held by an Aptiv Employee or a Former Aptiv Business Employee, and Delphi Technologies will pay each 2017 DLIP Award held by a Delphi Technologies Employee or a Former Delphi Technologies Business Employee.

(d)    The Aptiv Group will be responsible for establishing and paying any annual bonus for its employees for performance periods commencing in 2018 or, for any Aptiv Transferee whose Applicable Transfer Date is in a year after 2017, the year in which the Applicable Transfer Date occurs, and the Delphi Technologies Group will be responsible for establishing and paying any annual bonus for its employees for performance periods commencing in 2018 or, for any Delphi Technologies Transferee whose Applicable Transfer Date is in a year after 2017, the year in which the Applicable Transfer Date occurs.

Section 5.4    Employment Agreements. Effective as of the Distribution, Delphi Technologies or a member of the Delphi Technologies Group will assume and be solely responsible for any Employment Agreement to which a Delphi Technologies Employee is a party (a “Delphi Technologies Employment Agreement”), including the agreements listed on Schedule 5.4, and the Aptiv Group will have no liabilities with respect thereto. Notwithstanding any provision to the contrary, (i) the Delphi Technologies Employment Agreements will be the responsibility of one or more members of the Delphi Technologies Group following the Distribution Date; and (ii) except as otherwise set forth in Article III, Aptiv or the Aptiv Group, as applicable, will retain and be solely and exclusively responsible for all obligations and liabilities with respect to, or in any way related to, any Employment Agreement that is not a Delphi Technologies Employment Agreement.

ARTICLE VI

CERTAIN WELFARE BENEFIT PLAN MATTERS

Section 6.1    Delphi Technologies Spinoff Welfare Plans.

(a)    Effective not later than the Distribution, Delphi Technologies or a member of the Delphi Technologies Group will establish certain other welfare benefit plans (such plans, the “Delphi Technologies Spinoff Welfare Plans”). Delphi Technologies will cause each Delphi Technologies Spinoff Welfare Plan to have terms and features (including benefit coverage options and employer contribution provisions) that are substantially similar to one of the Aptiv Benefit Plans listed on Schedule 6.1(a) (such Aptiv Benefit Plans, the “Split Welfare Plans”) such that (for the avoidance of doubt) each Split Welfare Plan is substantially replicated by a Delphi Technologies Spinoff Welfare Plan, except as otherwise provided on Schedule 6.1(a). From and after the Distribution Date or Applicable Transfer Date, Delphi Technologies will cause each Delphi Technologies Spinoff Welfare Plan, subject to the terms of such plans, to cover those Delphi Technologies Employees and their Plan Payees who immediately prior to the Distribution or Applicable Transfer Date were participating in, or entitled to present or future benefits under, the corresponding Split Welfare Plan, except as otherwise provided in the Transition Services Agreement. Notwithstanding the foregoing, with respect to any severance benefits owed to any Aptiv Employee or Former Aptiv Business Employee as a result of a termination of employment occurring on or prior to the Distribution Date (the “Retained Severance Benefits”), the Aptiv Group and the applicable Aptiv Welfare Plans (including the Split Welfare Plans) will be solely responsible for all such Retained Severance Benefits. With respect to any severance benefits owed to any Delphi Technologies Employee or Former Delphi Technologies Business Employee as a result of a termination of employment occurring on or prior to the Distribution Date, the Delphi Technologies Group and the applicable Delphi Technologies Spinoff Welfare Plans will be solely responsible for all such severance benefits. The Delphi Technologies Group and the Delphi Technologies Spinoff Welfare Plans will be solely responsible for all claims incurred by Delphi Technologies Employees and their Plan Payees under the Delphi Technologies Spinoff Welfare Plans and Split Welfare Plans that are unpaid as of the Distribution Date or Applicable Transfer Date, as applicable, (except with respect to Retained Severance Benefits or as otherwise provided in the Transition Services Agreement) (“Delphi Technologies Welfare Claims”) before, on and after the Distribution Date or Applicable Transfer Date, but only to the extent such claims are not otherwise payable under an insurance policy held by the Aptiv Group. To the extent any Delphi Technologies Welfare Claims are payable under an insurance policy held by the Aptiv Group, Aptiv will take all commercially reasonable actions necessary to process such claim and obtain payment under the applicable insurance policy. Effective as of the Distribution Date or Applicable Transfer Date, Aptiv will cause Delphi Technologies Employees (and Former Delphi Technologies Business Employees, if applicable) and their Plan Payees to cease to be covered by the Aptiv Welfare Plans (including the Split Welfare Plans), except as otherwise provided in the Transition Services Agreement. The Aptiv Group and the Aptiv Welfare Plans will remain solely responsible for all claims incurred by Aptiv Employees, Former Aptiv Business Employees and their Plan Payees, whether incurred before, on, or after the Distribution Date.

(b)    For purposes of Article VI, a claim will be deemed “incurred” on the date that the event that gives rise to the claim occurs (for purposes of life insurance, severance, sickness, accident, and disability programs) or on the date that treatment or services are provided (for purposes of health care programs).

Section 6.2    Continuation of Elections. As of the Distribution Date, or Applicable Transfer Date, Delphi Technologies will cause the Delphi Technologies Spinoff Welfare Plans to recognize elections and designations (including, without limitation, all coverage and contribution elections and beneficiary designations, all continuation coverage and conversion elections, and all qualified medical child support orders and other orders issued by courts of competent jurisdiction) in effect with respect to Delphi Technologies Employees (or Former Delphi Technologies Business Employees, if applicable) prior to the Distribution Date, or Applicable Transfer Date, under the corresponding Split Welfare Plan, to the extent such elections and designations and orders are applicable to such Split Welfare Plan, and apply and maintain in force comparable elections and designations and orders under the Delphi Technologies Spinoff Welfare Plans for the remainder of the period or periods for which such elections or designations are by their original terms effective.

Section 6.3    Deductibles, Cost-Sharing Provisions, and Coverage Maximums. As of the Distribution Date, or Applicable Transfer Date, Delphi Technologies will cause the Delphi Technologies Spinoff Welfare Plans to recognize all amounts applied to deductibles, co-payments and out-of-pocket maximums with respect to Delphi Technologies Employees (and Former Delphi Technologies Business Employees, if applicable) under the corresponding Split Welfare Plan during the plan year in which the Distribution or Applicable Transfer Date occurs, and the Delphi Technologies Spinoff Welfare Plans will not impose any limitations on coverage for preexisting conditions other than such limitations as were applicable under the corresponding Split Welfare Plan prior to the Distribution Date or Applicable Transfer Date. As of the Distribution Date, or Applicable Transfer Date, Delphi Technologies will cause the Delphi Technologies Spinoff Welfare Plans to recognize all amounts (e.g., days or dollars) accrued towards coverage maximums with respect to Delphi Technologies Employees (and Former Delphi Technologies Business Employees, if applicable) under the corresponding Split Welfare Plan during the plan year in which the Distribution or Applicable Transfer Date occurs.

Section 6.4    Flexible Spending Account Treatment. Notwithstanding anything in Sections 6.2 and 6.3 to the contrary, with respect to the portion of a Split Welfare Plan that consists of medical and dependent care flexible spending accounts (the “Aptiv Flexible Account Plan”), as of the Distribution Date or Applicable Transfer Date, Delphi Technologies will be solely responsible for all liabilities with respect to Delphi Technologies Employees and Former Delphi Technologies Business Employees, if applicable, and the applicable Delphi Technologies Spinoff Welfare Plan (the “Delphi Technologies Flexible Account Plan”) will, as required under Section 6.2, give effect to the elections of Delphi Technologies Employees (and Former Delphi Technologies Business Employees, if applicable) that were in effect under the corresponding Split Welfare Plan as of the Distribution Date or Applicable Transfer Date. After the Distribution Date or Applicable Transfer Date, the Delphi Technologies Flexible Account Plan will be responsible for reimbursement of all previously reimbursable medical expense and dependent care claims incurred by Delphi Technologies Employees (and Former Delphi Technologies Business Employees, if applicable), regardless of when the claims were incurred. Notwithstanding the foregoing, if a Delayed Transfer Employee returning from disability leave has no election in place under the Aptiv Flexible Account Plan, such employee may make a new election under the Delphi Technologies Flexible Account Plan as of the Applicable Transfer Date.

Section 6.5    Workers’ Compensation. The Aptiv Group will be solely responsible for all United States (including its territories) workers’ compensation claims of Aptiv Employees and Former Aptiv Business Employees, regardless of when the Workers’ Compensation Events to which such claims relate occur. The Aptiv Group will have sole authority for administering, making decisions with respect to, and paying all United States (including its territories) workers’ compensation claims of Delphi Technologies Employees with respect to Workers’ Compensation Events occurring before the Distribution Date or Applicable Transfer Date (“Delphi Technologies Workers’ Compensation Claims”), subject to the prior consent of Delphi Technologies, which consent shall not be unreasonably withheld. The consent described in the immediately preceding sentence will be evidenced in writing with respect to any decision relating to (a) the settlement of a Delphi Technologies Workers’ Compensation Claim, (b) the designation of an “allowed condition,” or (c) the administration of ongoing litigation. Delphi Technologies will, and will cause any other Delphi Technologies Entity (and each of their respective successors and assigns) to, jointly and severally indemnify, defend and hold harmless Aptiv and each member of the Aptiv Group and each of their respective successors and assigns from and against any and all Damages incurred by Aptiv arising out of or in connection with a Delphi Technologies Workers’ Compensation Claim, only if such Damages arise after the Distribution Date, and only to the extent such Damages are not payable under an insurance policy held by the Aptiv Group. To the extent any such Damages are payable under an insurance policy held by the Aptiv Group, Aptiv will take all commercially reasonable actions necessary to obtain payment of such Damages under the applicable insurance policy. The Delphi Technologies Group will be solely responsible for all workers’ compensation claims of Delphi Technologies Employees (and Former Delphi Technologies Business Employees, if applicable) with respect to Workers’ Compensation Events occurring on or after the Distribution Date.

Section 6.6    COBRA. Effective as of the Distribution Date or Applicable Transfer Date, Delphi Technologies or a member of the Delphi Technologies Group will assume or will cause the Delphi Technologies Spinoff Welfare Plans to assume sole responsibility for compliance with COBRA after the Distribution Date or Applicable Transfer Date for all Delphi Technologies Employees (and Former Delphi Technologies Business Employees, if applicable) and their “qualified beneficiaries” for whom a “qualifying event” occurs on or after the Distribution Date or the Applicable Transfer Date; provided, however, that Aptiv or a member of the Aptiv Group will be responsible for furnishing any election notice required under COBRA to any Delphi Technologies Transferee. Aptiv, the Aptiv Group, or a Split Welfare Plan will remain solely responsible for compliance with COBRA before, on and after the Distribution Date or Applicable Transfer Date for Aptiv Employees, Former Aptiv Business Employees, and their “qualified beneficiaries”; provided, however, that Delphi Technologies or a member of the Delphi Technologies Group will be responsible for furnishing any election notice required under COBRA to any Aptiv Transferee. The terms “qualified beneficiaries” and

“qualifying event” will have the meanings given to them under Code Section 4980B and ERISA Sections 601-608. For the avoidance of doubt, Section 6.1(a) will govern whether the Delphi Technologies Spinoff Welfare Plans or Split Welfare Plans are responsible for claims incurred by Delphi Technologies Employees or their qualified beneficiaries while receiving continuation coverage under COBRA.

ARTICLE VII

U.S. TAX-QUALIFIED DEFINED CONTRIBUTION PLANS

Section 7.1    Delphi Technologies Spinoff DC Plans.

(a)    Effective as of the Plan Split Date, Delphi Technologies or another member of the Delphi Technologies Group will adopt and establish certain defined contribution plans that are intended to qualify under Code Section 401(a), and a related master trust or trusts exempt under Code Section 501(a) (such plans and trusts, the “Delphi Technologies Spinoff DC Plans”). Each Delphi Technologies Spinoff DC Plan will have terms and features (including employer contribution provisions) that are substantially similar to one of the Benefit Plans listed on Schedule 7.1(a) (such Benefit Plans, the “Split DC Plans”) such that (for the avoidance of doubt) each Split DC Plan is substantially replicated by a corresponding Delphi Technologies Spinoff DC Plan. Delphi Technologies or a member of the Delphi Technologies Group will be solely responsible for taking all necessary, reasonable, and appropriate actions (including the submission of the Delphi Technologies Spinoff DC Plans to the Internal Revenue Service for a determination of tax-qualified status) to establish, maintain and administer the Delphi Technologies Spinoff DC Plans so that they are qualified under Section 401(a) of the Code and that the related trusts thereunder are exempt under Section 501(a) of the Code. Each Delphi Technologies Spinoff DC Plan will assume liability for all benefits accrued or earned (whether or not vested) by Delphi Technologies Employees and Former Delphi Technologies Business Employees, as applicable, under the corresponding Split DC Plan as of the Plan Split Date or Applicable Transfer Date.

(b)    On or as soon as reasonably practicable following the Plan Split Date or Applicable Transfer Date (but not later than 30 days thereafter), Aptiv or another member of the Aptiv Group will cause each Split DC Plan to transfer to the applicable Delphi Technologies Spinoff DC Plan, and Delphi Technologies or another member of the Delphi Technologies Group will cause such Delphi Technologies Spinoff DC Plan to accept the transfer of, the accounts, liabilities and related assets in such Split DC Plan attributable to Delphi Technologies Employees and Former Delphi Technologies Business Employees, if applicable, and their respective Plan Payees. The transfer of assets will be in cash or in kind (as determined by the transferor) and include outstanding loan balances.

(c)    On or as soon as reasonably practicable following the Applicable Transfer Date (but not later than 30 days thereafter), Delphi Technologies or a member of the Delphi Technologies Group will cause the accounts, related liabilities, and related assets in the corresponding Delphi Technologies Spinoff DC Plan(s) attributable to any Aptiv Transferees and their respective Plan Payees (including any outstanding loan balances) to be transferred in cash or in-kind (as determined by the transferor) in accordance with Code Section 414(l) and Treasury Regulation Section 1.414(l)-1 and Section 208 of ERISA to the applicable Split DC Plan(s). Aptiv or another member of the Aptiv Group will cause the applicable Split DC Plan(s) to accept such transfer of accounts, liabilities and assets.

(d)    From and after the Plan Split Date, except as specifically provided in paragraph (c) above, Delphi Technologies and the Delphi Technologies Group will be solely and exclusively responsible for all obligations and liabilities with respect to, or in any way related to, the Delphi Technologies Spinoff DC Plans, whether accrued before, on or after the Plan Split Date. For the avoidance of doubt, the Delphi Technologies Spinoff DC Plans will, to the extent required by Law and the terms of the applicable Delphi Technologies Spinoff DC Plans, have the sole and exclusive obligation to restore the unvested portion of any account attributable to any individual who becomes employed by a member of the Delphi Technologies Group and whose employment with Aptiv or any of its Affiliates, or a member of the Aptiv Group, terminated on or before the Plan Split Date at a time when such individual’s benefits under the Split DC Plans were not fully vested.

Section 7.2    Continuation of Elections. As of the Plan Split Date, or Applicable Transfer Date, as applicable, Delphi Technologies (acting directly or through a member of the Delphi Technologies Group) will cause the Delphi Technologies Spinoff DC Plans to recognize and maintain all elections (to the extent still applicable and reasonable), including investment and payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders with respect to Delphi Technologies Employees and their respective Plan Payees under the corresponding Split DC Plan.

Section 7.3    Contributions Due. All amounts payable to the Split DC Plans with respect to employee deferrals, matching contributions and employer contributions for Delphi Technologies Employees and Former Delphi Technologies Business Employees, if applicable, relating to a time period ending on or prior to the Plan Split Date, determined in accordance with the terms and provisions of the Split DC Plans, ERISA and the Code, will be paid by Aptiv or another member of the Aptiv Group to the appropriate Split DC Plan prior to the date of any asset transfer described in Section 7.1(b).

ARTICLE VIII

NONQUALIFIED RETIREMENT PLANS

Section 8.1    Delphi Technologies Spinoff Nonqualified Plans.

(a)    Effective as of the Plan Split Date, Delphi Technologies or another member of the Delphi Technologies Group will establish certain nonqualified retirement plans (such plans, the “Delphi Technologies Spinoff Nonqualified Plans”). Each Delphi Technologies Spinoff Nonqualified Plan will have terms and features (including employer contribution provisions) that are substantially similar to one of the Aptiv

Benefit Plans listed on Schedule 8.1(a) (such plans, the “Split Nonqualified Plans”) such that (for the avoidance of doubt), each Split Nonqualified Plan is substantially replicated by a corresponding Delphi Technologies Spinoff Nonqualified Plan. Delphi Technologies or a member of the Delphi Technologies Group will be solely responsible for taking all necessary, reasonable, and appropriate actions to establish, maintain and administer the Delphi Technologies Spinoff Nonqualified Plans so that they do not result in adverse Tax consequences under Code Section 409A. Each Delphi Technologies Spinoff Nonqualified Plan will assume liability for all benefits accrued or earned (whether or not vested) by Delphi Technologies Employees and their respective Plan Payees under the corresponding Split Nonqualified Plan as of the Plan Split Date. From and after the Plan Split Date, Delphi Technologies and the Delphi Technologies Group will be solely and exclusively responsible for all obligations and liabilities with respect to, or in any way related to, the Delphi Technologies Spinoff Nonqualified Plans, whether accrued before, on or after the Plan Split Date.

(b)    From and after the Plan Split Date, Aptiv and the Aptiv Group will be solely and exclusively responsible for all obligations and liabilities with respect to, or in any way related to, the nonqualified retirement plans sponsored or maintained by a member of the Aptiv Group (including, but not limited to, the Split Nonqualified Plans) to the extent such obligations and liabilities are not specifically assumed by a Delphi Technologies Group member or the Delphi Technologies Spinoff Nonqualified Plans pursuant to Section 8.1(a).

(c)    Aptiv will retain and be solely and exclusively responsible for all obligations and liabilities with respect to, or in any way related to, any arrangements between Aptiv or its Affiliates and certain service providers and former service providers with respect to the plans set forth on Schedule 8.1(c).

Section 8.2    No Distributions on Separation. Aptiv and Delphi Technologies acknowledge that neither the Distribution nor any of the other transactions contemplated by this Employee Matters Agreement (including the split of certain plans as of the Plan Split Date), the Separation Agreement, or the other Ancillary Agreements will trigger a payment or distribution of compensation under any Benefit Plan that is a nonqualified retirement plan for any Aptiv Employee, Delphi Technologies Employee, Former Aptiv Business Employee or Former Delphi Technologies Business Employee and, consequently, that the payment or distribution of any compensation to which any Aptiv Employee, Delphi Technologies Employee, Former Aptiv Business Employee or Former Delphi Technologies Business Employee is entitled under any such Benefit Plan will occur upon such individual’s separation from service from the Aptiv Group or the Delphi Technologies Group, as applicable, or at such other time as specified in the applicable Benefit Plan.

Section 8.3    Section 409A. Aptiv and Delphi Technologies will cooperate in good faith so that the Distribution will not result in adverse Tax consequences under Code Section 409A to any current or former employee of any member of the Aptiv Group or any member of the Delphi Technologies Group, or their respective Plan Payees, in respect of his or her benefits under any Aptiv Benefit Plan or Delphi Technologies Benefit Plan.

Section 8.4    Continuation of Elections. As of the Plan Split Date, or Applicable Transfer Date and as permitted by Code Section 409A, Delphi Technologies (acting directly or through a member of the Delphi Technologies Group) will cause each Delphi Technologies Spinoff Nonqualified Plan to recognize and maintain all elections (to the extent still applicable and reasonable), including deferral, investment and payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders with respect to Delphi Technologies Employees and their Plan Payees under the corresponding Split Nonqualified Plan.

Section 8.5    Delayed Transfer Employees.

(a)    Any Delphi Technologies Transferee will be treated in the same manner as a Delphi Technologies Employee under this Article VIII, except that such Delphi Technologies Transferee may experience a separation from service from Aptiv (within the meaning of Code Section 409A) on his or her Applicable Transfer Date. Such a Delphi Technologies Transferee’s Applicable Transfer Date will be treated as the Distribution Date.

(b)    The Aptiv Group will assume and be solely responsible, pursuant to the terms of the applicable Split Nonqualified Plan, for any benefits accrued by any Aptiv Transferee under any Delphi Technologies Spinoff Nonqualified Plan, and the Delphi Technologies Group will have no liability with respect thereto. Any Aptiv Transferee will be treated in the same manner as an Aptiv Employee under this Article VIII, except that such Aptiv Transferee may experience a separation from service from Delphi Technologies (within the meaning of Code Section 409A) on his or her Applicable Transfer Date. Such an Aptiv Transferee’s Applicable Transfer Date will be treated as the Distribution Date.

ARTICLE IX

APTIV EQUITY COMPENSATION AWARDS

Section 9.1    Outstanding Aptiv Equity Compensation Awards.

(a)    Each Aptiv Equity Compensation Award that is outstanding as of the Distribution Date will be adjusted as described below, so that each Aptiv Equity Compensation Award held by an Aptiv Participant will be adjusted to be an Adjusted Aptiv Equity Compensation Award, and each Aptiv Equity Compensation Award held by a Delphi Technologies Participant will be adjusted to be a Delphi Technologies Equity Compensation Award, unless otherwise provided in this Section 9.1(a); provided, however, that, effective immediately prior to the Distribution, the Aptiv Compensation Committee may provide for different adjustments with respect to some or all of a holder’s Aptiv Equity Compensation Awards. For greater certainty, any adjustments made by the Aptiv Compensation Committee will be deemed incorporated by reference herein as if fully set forth below and will be binding on the parties hereto and their respective Subsidiaries.

(i)    With respect to Aptiv Time-Based RSUs:

(A)    Aptiv Time-Based RSUs held by each Aptiv Participant will be adjusted, effective as of the Distribution Date and immediately prior to the Distribution, pursuant to the adjustment provisions of the applicable Aptiv LTIP, to be Adjusted Aptiv Time-Based RSUs. Subject to the adjustment provisions of the applicable Aptiv LTIP, the Adjusted Aptiv Time-Based RSUs otherwise will be subject to substantially the same terms, vesting conditions and other restrictions, if any, that were applicable to the respective Aptiv Time-Based RSUs immediately prior to the Distribution Date. The number of such Adjusted Aptiv Time-Based RSUs for each such Aptiv Participant will be equal to the product (rounded up to the nearest whole unit) of (1) the number of such Aptiv Time-Based RSUs held by such Aptiv Participant immediately prior to the Distribution Date and (2) a fraction, (a) the numerator of which is the Pre-Distribution Aptiv Price and (b) the denominator of which is the Post-Distribution Aptiv Price.

(B)    Aptiv Time-Based RSUs held by each Delphi Technologies Participant will be adjusted, effective as of the Distribution Date and immediately prior to the Distribution, pursuant to the adjustment provisions of the applicable Aptiv LTIP, to be Delphi Technologies Time-Based RSUs. Subject to the adjustment provisions of the applicable Aptiv LTIP, the Delphi Technologies Time-Based RSUs otherwise will be subject to substantially the same terms, vesting conditions and other restrictions, if any, that were applicable to the respective Aptiv Time-Based RSUs immediately prior to the Distribution Date. The number of such Delphi Technologies Time-Based RSUs for each such Delphi Technologies Participant will be equal to the product (rounded up to the nearest whole unit) of (1) the number of such Aptiv Time-Based RSUs held by such Delphi Technologies Participant immediately prior to the Distribution Date and (2) a fraction, the numerator of which is the Pre-Distribution Aptiv Price and the denominator of which is the Delphi Technologies Price.

(ii)    With respect to Aptiv Performance-Based RSUs:

(A)    Aptiv Performance-Based RSUs held by each Aptiv Participant will be adjusted, effective as of the Distribution Date and immediately prior to the Distribution, pursuant to the adjustment provisions of the applicable Aptiv LTIP, to be Adjusted Aptiv Performance-Based RSUs. The target number of such Adjusted

Aptiv Performance-Based RSUs will be equal to the product (which will be rounded up to the nearest whole unit) of (1) the target number of such Aptiv Performance-Based RSUs held by such Aptiv Participant immediately prior to the Distribution and (2) a fraction, (a) the numerator of which is the Pre-Distribution Aptiv Price and (b) the denominator of which is the Post-Distribution Aptiv Price. Subject to the adjustment provisions of the applicable Aptiv LTIP, the Adjusted Aptiv Performance-Based RSUs otherwise will be subject to substantially the same terms, vesting conditions and other restrictions, if any, that were applicable to the respective Aptiv Performance-Based RSUs immediately prior to the Distribution Date. The determination of whether any portion of an Adjusted Aptiv Performance-Based RSU award held by an Aptiv Participant has been earned will be made by the Aptiv Compensation Committee based upon the achievement of the applicable management objectives for the applicable performance period during the first quarter of the calendar year following the calendar year in which the applicable performance period ends, subject to the terms of the Adjusted Aptiv Performance-Based RSU award.

(B)    Aptiv Performance-Based RSUs held by each Delphi Technologies Participant will be adjusted, effective as of the Distribution Date and immediately prior to the Distribution, pursuant to the adjustment provisions of the applicable Aptiv LTIP, to be Delphi Technologies Performance-Based RSUs. The target number of such Delphi Technologies Performance-Based RSUs will be equal to the product (which will be rounded up to the nearest whole unit) of (1) the target number of such Aptiv Performance-Based RSUs held by such Delphi Technologies Participant immediately prior to the Distribution and (2) a fraction, (a) the numerator of which is the Pre-Distribution Aptiv Price and (b) the denominator of which is the Delphi Technologies Price. Subject to the adjustment provisions of the applicable Aptiv LTIP, the Delphi Technologies Performance-Based RSUs otherwise will be subject to substantially the same terms, vesting conditions and other restrictions, if any, that were applicable to the respective Aptiv Performance-Based RSUs immediately prior to the Distribution Date. The determination of whether any portion of a Delphi Technologies Performance-Based RSU award held by a Delphi Technologies Participant has been earned will be made by the Delphi Technologies Compensation Committee based upon the achievement of the applicable management objectives for the applicable performance period during the first quarter of the calendar year following the calendar year in which the applicable performance period ends, in accordance with the terms of the Delphi Technologies Performance-Based RSU award. References to the Delphi Technologies Compensation Committee in this Section 9.1(a)(ii)(B) will be deemed references to the Aptiv Compensation Committee to the extent necessary to comply with Section 162(m) of the Code.

(b)    Prior to the Distribution Date, Delphi Technologies will establish equity compensation plans, including the Delphi Technologies LTIP, so that upon the Distribution, Delphi Technologies will have in effect an equity compensation plan that allows grants of equity compensation awards subject to substantially the same terms as those that apply to the applicable Aptiv Equity Compensation Awards. From and after the Distribution Date, each Delphi Technologies Equity Compensation Award will be subject to the terms of the applicable Delphi Technologies equity compensation plan, the award agreement and such other applicable writings governing such Delphi Technologies Equity Compensation Award and any Employment Agreement to which the applicable holder is a party. From and after the Distribution Date, Delphi Technologies will retain, pay, perform, fulfill and discharge all Liabilities arising out of or relating to the Delphi Technologies Equity Compensation Awards. Aptiv will retain, pay, perform, fulfill and discharge all Liabilities arising out of or relating to the Aptiv Equity Compensation Awards.

(c)    In all events, the adjustments provided for in this Section 9.1 will be made in a manner that, as determined by Aptiv, avoids adverse Tax consequences to holders under Code Section 409A.

Section 9.2    Conformity with Non-U.S. Laws. Notwithstanding anything to the contrary in this Agreement, (i) to the extent any of the provisions in this Article IX (or any equity award described herein) do not conform with applicable non-U.S. laws (including provisions for the collection of withholding taxes), such provisions shall be modified to the extent necessary to conform with such non-U.S. laws in such manner as is equitable and to preserve the intent hereof, as determined by the parties in good faith, and (ii) the provisions of this Article IX may be modified to the extent necessary to avoid undue cost or administrative burden arising out of the application of this Article IX to awards subject to non-U.S. laws.

Section 9.3    Tax Withholding and Reporting.

(a)    Except as otherwise required by applicable non-U.S. law, the appropriate member of the Aptiv Group will be responsible for all payroll taxes, withholding and reporting with respect to Aptiv Equity Compensation Awards held by Aptiv Employees, Former Aptiv Business Employees and Former Delphi Technologies Business Employees. Except as otherwise required by applicable non-U.S. law, the appropriate member of the Delphi Technologies Group will be responsible for all payroll taxes, withholding and reporting with respect to Delphi Technologies Equity Compensation Awards held by Delphi Technologies Employees.

(b)    If Aptiv or Delphi Technologies determines in its reasonable judgment that any action required under this Article IX will not achieve the intended tax, accounting and legal results, including, without limitation, the intended results under Code Section 409A or FASB ASC Topic 718 – Stock Compensation, then at the request of Aptiv or Delphi Technologies, as applicable, Aptiv and Delphi Technologies will mutually cooperate in taking such actions as are necessary or appropriate to achieve such results, or most nearly achieve such results if the originally-intended results are not fully attainable.

(c)    Tax deductions with respect to Aptiv Equity Compensation Awards and Delphi Technologies Equity Compensation Awards will be allocated in accordance with the Tax Matters Agreement.

Section 9.4    Employment Treatment.

(a)    Continuous employment with the Delphi Technologies Group and the Aptiv Group following the Distribution Date will be deemed to be continuing service for purposes of vesting for the Delphi Technologies Equity Compensation Awards and the Aptiv Equity Compensation Awards. However, in the event that a Delphi Technologies Employee terminates employment after the Distribution Date and becomes employed by the Aptiv Group, for purposes of Article IX, the Delphi Technologies Employee will be deemed terminated and the terms and conditions of the applicable performance incentive plan under which grants were made will apply. Similarly, in the event that an Aptiv Employee terminates employment after the Distribution Date and becomes employed by the Delphi Technologies Group, for purposes of Article IX, the Aptiv Employee will be deemed terminated and the terms and conditions of the performance incentive plan under which grants were made will apply. Notwithstanding the foregoing, for purposes of this Article IX only, if an individual is a Delayed Transfer Employee, such individual will not be considered to have terminated on his or her Applicable Transfer Date. In addition, a non-employee member of the board of directors of Aptiv or Delphi Technologies will be treated in a similar manner to that described in this Section 9.4(a).

(b)    If, after the Distribution Date, Aptiv or Delphi Technologies identifies an administrative error in the individuals identified as holding Aptiv Equity Compensation Awards and Delphi Technologies Equity Compensation Awards, the amount of such awards so held, the vesting level of such awards, or any other similar error, Aptiv and Delphi Technologies will mutually cooperate in taking such actions as are necessary or appropriate to place, as nearly as reasonably practicable, the individual and Aptiv and Delphi Technologies in the position in which they would have been had the error not occurred.

Section 9.5    Equity Award Administration. Delphi Technologies and Aptiv agree that Fidelity Brokerage Services LLC will be the administrator and recordkeeper for the Delphi Technologies and Aptiv Equity Compensation Awards outstanding as of the Distribution for the life of the relevant awards, unless the parties mutually agree otherwise.

Section 9.6    Registration. Delphi Technologies will register the Delphi Technologies Stock relating to the Delphi Technologies Equity Compensation Awards and make any necessary filings with the appropriate Governmental Authorities as required under U.S. and foreign securities Laws.

ARTICLE X

BENEFIT PLAN REIMBURSEMENTS, BENEFIT PLAN THIRD-PARTY CLAIMS

Section 10.1    General Principles. From and after the Distribution Date, any services that a member of the Delphi Technologies Group will provide to the members of the Aptiv Group or that a member of the Aptiv Group will provide to the members of the Delphi Technologies Group relating to any Benefit Plans will be set forth in the Transition Services Agreements (and, to the extent provided therein, a member of the Delphi Technologies Group or the Aptiv Group will provide administrative services referred to in this Employee Matters Agreement).

Section 10.2    Benefit Plan Third-Party Claims. Any Third-Party Claim relating to the matters addressed in this Agreement shall be governed by the applicable provisions of the Separation Agreement.

ARTICLE XI

INDEMNIFICATION

Section 11.1    Indemnification. All Liabilities assumed by or allocated to Delphi Technologies or the Delphi Technologies Group pursuant to this Employee Matters Agreement will be deemed to be Delphi Technologies Liabilities for purposes of Article V of the Separation Agreement, and all Liabilities retained or assumed by or allocated to Aptiv or the Aptiv Group pursuant to this Employee Matters Agreement will be deemed to be Aptiv Liabilities for purposes of Article V of the Separation Agreement. All such Delphi Technologies Liabilities and Aptiv Liabilities shall be governed by the applicable indemnification terms of the Separation Agreement.

ARTICLE XII

COOPERATION

Section 12.1    Cooperation. Following the date of this Employee Matters Agreement, Aptiv and Delphi Technologies will, and will cause their respective Subsidiaries, agents and vendors to, use commercially reasonable efforts to cooperate with respect to any employee compensation, benefits or human resources systems matters that Aptiv or Delphi Technologies, as applicable, reasonably determines require the cooperation of both Aptiv and Delphi Technologies in order to accomplish the objectives of this Employee Matters Agreement. Without limiting the generality of the preceding sentence, (a) Aptiv and Delphi Technologies will cooperate in coordinating each of their respective payroll systems in connection with the transfers of Aptiv Employees to the Aptiv Group and the Distribution, (b) Aptiv will, and will cause its Subsidiaries to, transfer records to Delphi Technologies as reasonably necessary for the proper administration of the Delphi Technologies Benefit Plans, to the extent such records are in Aptiv’s possession, (c) Aptiv and Delphi Technologies will share, with each other and with their respective agents and vendors (without obtaining releases), all employee, participant and beneficiary information necessary for the efficient and accurate administration of the Benefit Plans, and (d) Aptiv and Delphi Technologies will share such information as is necessary to administer equity awards pursuant to Article IX, to provide any required information to holders of such equity awards, and to make any governmental filings with respect thereto.

ARTICLE XIII

MISCELLANEOUS

Section 13.1    Vendor Contracts. Prior to the Distribution, Aptiv and Delphi Technologies will use reasonable best efforts to (a) negotiate with the current Third Party providers to separate and assign the applicable rights and obligations under each group insurance policy, health maintenance organization, administrative services contract, Third Party administrator agreement, letter of understanding or arrangement that pertains to one or more Aptiv Benefit Plans and one or more Delphi Technologies Benefit Plans (each, a “Vendor Contract”) to the extent that such rights or obligations pertain to Delphi Technologies Employees and their respective Plan Payees or, in the alternative, to negotiate with the current Third Party providers to provide substantially similar services to the Delphi Technologies Benefit Plans on substantially similar terms under separate contracts with Delphi Technologies or the Delphi Technologies Benefit Plans and (b) to the extent permitted by the applicable Third Party provider, obtain and maintain pricing discounts or other preferential terms under the Vendor Contracts.

Section 13.2    Employment Taxes Withholding Reporting Responsibility. Delphi Technologies and Aptiv hereby agree to follow the standard procedure for United States employment Tax withholding as provided in Section 4 of Rev. Proc. 2004-53, I.R.B. 2004-34. Aptiv will withhold and remit all employment taxes for the last payroll date preceding the Distribution Date with respect to all current and former employees of Aptiv and Delphi Technologies who receive wages on such payroll date.

Section 13.3    Data Privacy. The parties agree that any applicable data privacy Laws and any other obligations of the Delphi Technologies Group and the Aptiv Group to maintain the confidentiality of any employee information or information held by any benefit plans in accordance with applicable Law will govern the disclosure of employee information among the parties under this Employee Matters Agreement. Delphi Technologies and Aptiv will ensure that they each have in place appropriate technical and organizational security measures to protect the personal data of the Delphi Technologies Employees, Former Delphi Technologies Business Employees, Aptiv Employees and Former Aptiv Business Employees.

Section 13.4    Third Party Beneficiaries. Nothing contained in this Employee Matters Agreement will be construed to create any third-party beneficiary rights in any Person, including without limitation any Delphi Technologies Employee, Aptiv Employee, Former Aptiv Business Employee, or Former Delphi Technologies Business Employee (including any dependent or beneficiary thereof) nor will this Employee Matters Agreement be deemed to amend any Benefit Plan of Aptiv, Delphi Technologies, or their Affiliates or to prohibit Aptiv, Delphi Technologies or their respective Affiliates from amending or terminating any Benefit Plan.

Section 13.5    Effect if Distribution Does Not Occur. If the Distribution does not occur, then all actions and events that are, under this Employee Matters Agreement, to be taken or occur effective as of the Distribution, or otherwise in connection with the Distribution will not be taken or occur except to the extent specifically agreed by the parties.

Section 13.6    Incorporation of Separation Agreement Provisions. The following provisions of the Separation Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions will apply as if fully set forth herein (references in this Section 13.6 to an “Article” or “Section” will mean Articles or Sections of the Separation Agreement, and references in the material incorporated herein by reference will be references to the Separation Agreement): Article IV (relating to Dispute Resolution); Article V (relating to Mutual Releases; Indemnification; Cooperation; Insurance); Article VI (relating to Exchange of Information; Confidentiality); Article VII (relating to Further Assurances and Additional Covenants); and Article X (relating to Miscellaneous).

Section 13.7    No Representation or Warranty. Each of Aptiv (on behalf of itself and each other Aptiv Entity) and Delphi Technologies (on behalf of itself and each other Delphi Technologies Entity) understands and agrees that, except as expressly set forth in this Employee Matters Agreement, the Separation Agreement or in any other Ancillary Agreement, no party (including its Affiliates) to this Employee Matters Agreement, the Separation Agreement or any other Ancillary Agreement, makes any representation or warranty with respect to any matter in this Employee Matters Agreement, including, without limitation, any representation or warranty with respect to the legal or Tax status or compliance of any Benefit Plan, compensation arrangement or Employment Agreement, and Aptiv disclaims any and all liability with respect thereto. Except as expressly set forth in this Employee Matters Agreement, the Separation Agreement or any other Ancillary Agreement, none of Aptiv, Delphi Technologies or any of their respective Subsidiaries (including their respective Affiliates) makes any representation or warranty about and will not have any Liability for the accuracy of or omissions from any information, documents or materials made available in connection with entering into this Employee Matters Agreement, the Separation Agreement or any other Ancillary Agreement or the transactions contemplated hereby or thereby.

IN WITNESS WHEREOF, the parties have caused this Employee Matters Agreement to be executed on the date first written above by their respective duly authorized officers.

DELPHI AUTOMOTIVE PLC

By:
Name:
Title:

DELPHI TECHNOLOGIES PLC

By:
Name:
Title:

[Signature Page to Employee Matters Agreement]